UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 1, 2014

SIBLING GROUP HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

TEXAS	000-28311	76-0270334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

901 Mopac Expressway South Barton Oaks Plaza One, Suite 300 Austin, TX 78746
(Address of principal executive offices)

(512) 329-1905

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective on December 5, 2014, Sibling Group Holdings, Inc., (the "Company,") completed the closing of a private placement financing transaction with FireRock Capital, Inc. (“FireRock”), an unrelated third party, pursuant to a Securities Purchase Agreement (the “Purchase Agreement”). Pursuant to the Purchase Agreement, FireRock purchased from the Company an 8% Senior Convertible Promissory Note (the “Note” and together with the Purchase Agreement, the “Transaction Documents”) in the aggregate principal amount of $275,000.00 (the “Principal Amount”), and delivered gross proceeds of $250,000, excluding a 10% original issue discount, transaction costs, fees and expenses. The Note may be converted into shares of the Company’s common stock (the “Common Stock”) by FireRock in whole or in part at any time from time to time after the issuance of the Note, by submitting to the Company a Notice of Conversion. If none of the Principal Amount is paid by the Maturity Date, then the sum of $525,000.00 (the “Conversion Amount”) shall be paid in the form of conversion into Common Stock plus accrued interest, or if a portion of the Principal Amount and accrued interest is paid in cash by the Maturity Date, the Conversion Amount shall be reduced by the amount that is double the amount paid in cash (not including the amount paid as interest) by the Maturity Date.

Interest on the principal amount of the Note accrues at the rate of 8% per annum and is payable on June 1, 2015, seven months after the date of the Note. The Note is convertible into shares of the Company’s common stock at any time at the discretion of FireRock at an initial conversion price per share equal to the lowest of: (a) $0.25 or (b) 70% (or 50% upon a default) multiplied by the volume weighted average price of the Common Stock for the ten (10) trading days immediately prior to the applicable conversion date (the “Conversion Price”). The Conversion Price is subject to adjustment for stock splits, reverse stock splits, stock dividends and other similar transactions and subject to the terms of the Transaction Documents.

All payments due under the Note shall be senior to all other indebtedness of the Company and its subsidiaries. Unless specific circumstances arise, the Note may not be prepaid in whole or in part. Any amount of principal or interest on the Note which is not paid when due shall bear interest at the rate of fifteen percent (15%) per annum from the due date thereof until the same is paid. Where the Company fails to meet its obligations under the terms of the Note, subject to a five (5) business day cure period, the Note shall become immediately due and payable and subject to penalties provided for within the Note.

The foregoing descriptions of the Note and Purchase Agreement are qualified in their entirety by reference to such Note and Purchase Agreement which are filed hereto as Exhibit 4.1 and 10.1 respectively, and are incorporated herein by reference.

ITEM 2.03

CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

ITEM 3.02

UNREGISTERED SALES OF EQUITY SECURITIES.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item. The Company claims an exemption from the registration requirements of the Securities Act, for the private placement of these securities pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder because, among other things, the transaction did not involve a public offering, FireRock is an accredited investor, FireRock acquired the securities for investment and not resale, and we took appropriate measures to restrict the transfer of the securities.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit
Number	Description
4.1	Senior Convertible Promissory Note between Sibling Group Holdings, Inc. and FireRock Global Opportunities Fund L.P. dated December 1. 2014
10.1	Securities Purchase Agreement between Sibling Group Holdings, Inc. and FireRock Global Opportunities Fund L.P dated November 24, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sibling Group Holdings, Inc.

Date: December 11, 2014	By:	/s/ Maurine Findley
Maurine Findley
Chief Executive Officer

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